Exhibit 5.1

[Letterhead of Cadwalader, Wickersham & Taft LLP]

March 4, 2015

The Medicines Company

8 Sylvan Way

Parsippany, New Jersey

Re:          The Medicines Company

Ladies and Gentlemen:

We have acted as special counsel to The Medicines Company, a Delaware corporation (the “Company”), which is filing with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), the resale by a selling stockholder of 944,537 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share.

In rendering the opinion set forth below, we have examined and relied upon the originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Registration Statement relating to the Shares and such certificates, corporate and public records, agreements and instruments and other documents, as we have deemed appropriate as a basis for the opinion expressed below.  In such examination we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, the accuracy of the matters set forth in the documents, agreements and instruments we reviewed, and that such documents, agreements and instruments evidence the entire understanding between the parties thereto and have not been amended, modified or supplemented in any manner material to the opinion expressed herein.  As to matters of fact relevant to the opinion expressed herein, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information obtained from the Company, the other parties to the transaction referenced herein, and public officials.  Except as expressly set forth herein, we have not undertaken any independent investigation (including, without limitation, conducting any review, search or investigation of any public files, records or dockets) to determine the existence or absence of the facts that are material to our opinion, and no inference as to our knowledge concerning such facts should be drawn from our reliance on the representations of the Company in connection with the preparation and delivery of this letter.

We have also assumed (x) the legal capacity of all natural persons and (y) (except to the extent expressly opined on herein) that all documents, agreements and instruments have been duly authorized, executed and delivered by all parties thereto, that all such parties are validly existing and in good standing under the laws of their respective jurisdictions of organization, that all such parties had the power and legal right to execute and deliver all such documents, agreements and instruments, and that such documents, agreements and instruments constitute the legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their respective terms.  As used herein, “to our knowledge,” “known to us” or words of similar import mean the actual knowledge, without independent investigation, of any lawyer in our firm actively involved in representing the Company with respect to the transactions contemplated by the Registration Statement.

We express no opinion concerning the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York, to the extent expressly referred to in this letter, and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law (the “GCL”), with respect to the opinion expressed in numbered paragraph 1.  While we are not licensed to practice law in the State of Delaware, we have reviewed applicable provisions of the GCL as we have deemed appropriate in connection with the opinion expressed herein.  Except as described in this paragraph, we have neither examined nor do we express any opinion with respect to Delaware law.

Based upon and subject to the foregoing, we are of the opinion that:

1.     The Shares to be offered pursuant to the Registration Statement have been duly authorized by the Company and are validly issued and fully paid and nonassessable.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement as it relates to the Shares, and to the reference to Cadwalader, Wickersham & Taft LLP and the discussion of our opinion set forth in this letter under the heading “LEGAL MATTERS” in the Registration Statement.  This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

In addition, we disclaim any obligation to update this letter for changes in fact or law, or otherwise.

Very truly yours,

/s/ Cadwalader, Wickersham & Taft LLP